                                                                   EXHIBIT 99.1

                                   NUEVO ENERGY COMPANY
                                   2001 FORECAST - WEB
                          CONSOLIDATED STATEMENTS OF OPERATIONS
                         (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                         |-------------|-------------|-------------------------------|-----------|
                                                         | RESTATED    |             |                               |           |
                                                         |  ACTUAL     |   ACTUAL    |           FORECAST            |           |
                                                         |-------------|-------------|----------------|--------------|-----------|
                                                         | 3 months    |  3 months   |   3 months     |  3 months    |           |
                                                         |   ended     |    ended    |     ended      |    ended     |           |
|--------------------------------------------------------| March 31,   |   June 30,  |  September 30, | December 31, |           |
|                                                        |   2001      |     2001    |      2001      |    2001      |    2001   |
|--------------------------------------------------------|-------------|-------------|----------------|--------------|-----------|
|                                                        |             |             |                |              |           |
| REVENUES:                                              |             |             |                |              |           |
|                                                        |             |             |                |              |           |
| Oil revenues ......................................... |   $65,106   |    $65,153  |     $70,217    |   $70,810    |  $271,287 |
| Gas revenues ......................................... |    50,723   |     33,908  |       9,980    |     9,133    |   103,744 |
| Liquids revenues ..................................... |     1,324   |      1,199  |         862    |       819    |     4,205 |
| Gain on sales of assets .............................. |      (336)  |        198  |          --    |        --    |      (138)|
| Interest and other income (1) ........................ |       705   |        241  |         132    |        77    |     1,155 |
|                                                        |-------------|-------------|----------------|--------------|-----------|
|         Total revenues ............................... |  $117,522   |   $100,699  |     $81,192    |   $80,839    |  $380,252 |
|                                                        |-------------|-------------|----------------|--------------|-----------|
| COSTS & EXPENSES:                                      |             |             |                |              |           |
|                                                        |             |             |                |              |           |
| Lease operating expenses ............................. |   $57,287   |    $49,038  |     $40,054    |   $37,473    |  $183,852 |
| Depreciation, depletion and amortization ............. |    19,627   |     20,398  |      17,754    |    16,492    |    74,271 |
| Exploration costs .................................... |     2,665   |      5,382  |       8,448    |     6,813    |    23,307 |
| General and administrative expenses (2) .............. |     7,276   |      9,229  |       8,386    |     7,796    |    32,687 |
| Interest expense ..................................... |    11,135   |     10,449  |      10,568    |    11,186    |    43,338 |
| TECONS - Dividends expense ........................... |     1,653   |      1,653  |       1,653    |     1,653    |     6,612 |
| Other expense (1) .................................... |     1,793   |         99  |         652    |       267    |     2,811 |
|                                                        |-------------|-------------|----------------|--------------|-----------|
|         Total expenses ............................... |  $101,436   |    $96,248  |     $87,516    |   $81,680    |  $366,880 |
|                                                        |-------------|-------------|----------------|--------------|-----------|
| Net earnings before taxes ............................ |   $16,086   |     $4,451  |     ($6,324)   |     ($840)   |   $13,373 |
|                                                        |             |             |                |              |           |
| Income Taxes:                                          |             |             |                |              |           |
|         Current ...................................... |       560   |       (460) |        (208)   |       (42)   |      (150)|
|         Deferred ..................................... |     5,923   |      2,252  |      (2,326)   |      (294)   |     5,555 |
|                                                        |-------------|-------------|----------------|--------------|-----------|
| Net Income (loss) .................................... |    $9,603   |     $2,659  |     ($3,790)   |     ($504)   |    $7,968 |
|                                                        |-------------|-------------|----------------|--------------|-----------|
|--------------------------------------------------------|-------------|-------------|----------------|--------------|-----------|

|--------------------------------------------------------|-------------|-------------|----------------|--------------|-----------|
| Earnings per share (diluted) ......................... |     $0.56   |      $0.14  |      ($0.22)   |    ($0.03)   |     $0.46 |
|                                                        |             |             |                |              |           |
|         Discretionary Cash Flow (3) .................. |   $41,503   |    $29,540  |     $20,890    |   $23,146    |  $115,079 |
|         Discretionary Cash Flow per share (diluted) .. |     $2.44   |      $1.72  |       $1.21    |     $1.34    |     $6.71 |
|                                                        |             |             |                |              |           |
| EBITDAX (4) .......................................... |   $51,494   |    $42,135  |     $32,126    |   $35,304    |  $161,368 |
|                                                        |             |             |                |              |           |
| Weighted average common and dilutive potential         |             |             |                |              |           |
|         common shares outstanding .................... |    17,003   |     17,152  |      17,239    |    17,239    |    17,158 |
|--------------------------------------------------------|-------------|-------------|----------------|--------------|-----------|

|--------------------------------------------------------|-------------|-------------|----------------|--------------|-----------|
| Prices:                                                |             |             |                |              |           |
|         Oil ($/BBL) - Including hedges ............... |    $15.71   |     $15.44  |      $17.04    |    $18.61    |    $16.66 |
|         Oil ($/BBL) - reference price (NYMEX) ........ |    $28.73   |     $27.96  |      $26.83    |    $27.17    |    $27.67 |
|         Gas ($/MCF) .................................. |    $13.26   |     $11.46  |       $3.13    |     $2.75    |     $7.81 |
|         Gas ($/MCF) - reference price (NYMEX) ........ |     $7.27   |      $4.78  |       $2.73    |     $2.73    |     $4.38 |
|                                                        |             |             |                |              |           |
| Production:                                            |             |             |                |              |           |
|         Oil (MBBL) ................................... |     4,144   |      4,220  |       4,120    |     3,805    |    16,288 |
|         BBLS/D ....................................... |    46,045   |     46,366  |      44,781    |    41,356    |    44,625 |
|         Gas (MMCF) ................................... |     3,824   |      2,959  |       3,186    |     3,318    |    13,288 |
|         MMCF/D ....................................... |        43   |         33  |          35    |        36    |        36 |
|         Liquids (MBBL) ............................... |        44   |         51  |          42    |        40    |       177 |
|                                                        |             |             |                |              |           |
| MBOE - Including liquids ............................. |     4,825   |      4,763  |       4,693    |     4,398    |    18,679 |
|                                                        |             |             |                |              |           |
| Lease Operating Expense per BOE ...................... |    $11.87   |     $10.30  |       $8.54    |     $8.52    |     $9.84 |
|                                                        |             |             |                |              |           |
| General & Administrative Expense per BOE ............. |     $1.51   |      $1.94  |       $1.79    |     $1.77    |     $1.75 |
|                                                        |             |             |                |              |           |
| Fixed Charge Coverage Ratio .......................... |       4.0   |        3.5  |         2.6    |       2.7    |       3.2 |
|                                                        |             |             |                |              |           |
| Long-term Debt ....................................... |  $409,702   |   $409,702  |    $433,623    |  $467,636    |  $467,636 |
|--------------------------------------------------------|-------------|-------------|----------------|--------------|-----------|

|------------------------------------------------------------------------------|
| NOTES:                                                                       |
|                                                                              |
| (1) As a matter of policy, we will not provide guidance on other income,     |
|     other expense, gain or loss on sales of assets, or gain or loss on       |
|     derivatives, except as specifically noted.                               |
|                                                                              |
| (2) In the 2Q01, G&A includes severance costs associated with the            |
|     resignation of Nuevo's CEO.                                              |
|                                                                              |
| (3) Calculated as Net Income, plus Deferred Taxes, plus Exploration Costs, | | plus DD&A, less Gain on Sale of Assets plus Loss on Sale of Assets. |
|     Actual amounts may include additional cash flow adjustments not          |
|     specified above, resulting in immaterial differences.                    |
|                                                                              |
| (4) Calculated as Net Earnings before Taxes, plus Exploration Costs, plus | | Dividends on TECONS, plus Interest Expense, plus DD&A, less Gain on Sale |
|     of Assets, plus Loss on Sale of Assets. Actual amounts may include       |
|     additional cash flow adjustments not specified above, resulting in       |
|     immaterial differences.                                                  |
|------------------------------------------------------------------------------|

THIRD QUARTER 2001 FINANCIAL GUIDANCE
-------------------------------------
The estimates listed below contain assumptions which we believe are reasonable. We caution that these estimates are based on currently available information as of the date hereof. We are not undertaking any obligation to update these estimates as conditions change or as additional information becomes available.

All of the estimates and assumptions set forth in this document constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Although we believe that these forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will in fact occur and caution that actual results may differ materially from those in the forward-looking statements. A number of factors could affect our future results or the energy industry generally and could cause our expected results to differ materially from those expressed in this release. These factors include, among other things:

     -    Increases or decreases in oil and gas prices;

     - Compliance with environmental regulations and other governmental laws and regulations applicable to the oil and gas industry;

     - Unanticipated problems or successes encountered during the exploration for and exploitation and production of oil and gas;

     - Political and economic events and conditions in the jurisdictions in which we operate;

     -    Our hedging activities;

     - Decisions we make regarding our debt and equity structure, including the decision to issue additional capital stock or debt securities;

     -    Our ability to deliver oil and gas to commercial markets;

     -    Changes in consumer demand;

     -    The impact of competition;

     - The uncertainty of estimates of oil and gas reserves and production rates;

     - The impact of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities";

     - The risk factors and other conditions described in the report on Form 10-K for the year ended December 31, 2000, and in the report on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001.

These estimates also assume that we will not engage in any material transactions such as acquisitions or divestitures of assets, formation of joint ventures or sale of debt or equity securities. We continually review these types of transactions as part of our corporate strategy, and may engage in any of them without prior notice.

CRUDE OIL PRODUCTION
--------------------
We anticipate that our third quarter 2001 production will be between 4.0 and 4.2 million barrels (43,478 - 45,652 barrels per day) which incorporates two weeks of downtime at the Point Pedernales Field, offshore California due to the replacement of five flanges on the crude oil pipeline. This estimate also includes downtime for pump repairs, and scheduled field maintenance. Of the third quarter 2001 volume, approximately 85% will be derived from California, 14% from the Republic of Congo and 1% from other U.S. However, weather, unexpected subsurface conditions, power supply disruptions and other unforeseen operating hazards may have an adverse impact on Nuevo's production volumes and better than expected development drilling results or exploration success could have a positive effect.

CRUDE OIL PRICES
----------------
Realized crude oil prices for the third quarter 2001 are expected to be between $16.75 and $17.25 Bbl. Realized prices are based on the current NYMEX WTI futures price and are adjusted for the California crude oil sales contract, the impact of hedges, and the price sharing agreements for our Point Pedernales and Congo production.

o Nuevo realizes approximately 72% of the NYMEX WTI price for California crude oil production, before hedges. About half of Nuevo's California crude oil production is considered heavy oil (15 degree API quality crude oil or heavier produced by thermal operations). The market price for California heavy crude oil differs from the established market indices for oil elsewhere in the U.S., due principally to the higher transportation and refining costs associated with heavy oil.

o Nuevo realizes approximately 95% of the NYMEX WTI price for East Texas crude oil production, before hedges.

o Nuevo realizes approximately 80% of the NYMEX WTI price for Congo crude oil production, before hedges. Nuevo's Congo production is a relatively heavy crude oil (16 - 20 degree API gravity) which is processed into low-sulfur, No. 6 fuel oil for sale to worldwide markets. The market for residual fuel oil differs from the markets for WTI and other benchmark crudes due to its primary use as an industrial or utility fuel versus the higher value transportation fuel component, which is produced from refining most grades of crude oil.

The price of crude oil is subject to large fluctuations in response to relatively minor changes in the supply of and demand for crude oil, market uncertainty and a variety of additional factors beyond Nuevo's control. Any substantial or extended decline in the price of crude oil would have an adverse effect on Nuevo.

PRICE RISK MANAGEMENT POLICY
----------------------------
Nuevo's price risk management policy was designed to accomplish the following objectives: 1) to ensure sufficient capital for reserve replacement and 2) to ensure fixed charge coverage ratios are maintained.

CRUDE OIL HEDGES
----------------
SWAPS             VOLUME                  WTI PRICE
-----             ------                  ---------
3Q01              20,000 B/D              $21.22 Bbl.
4Q01              15,500 B/D              $22.95 Bbl.
1Q02              12,500 B/D              $25.91 Bbl.

CRUDE OIL HEDGES - CON'T
------------------------
FLOORS            VOLUME                  WTI PRICE
------            ------                  ---------
2Q02              19,000 B/D              $22.00 Bbl.
3Q02              14,000 B/D              $22.00 Bbl.
4Q02              14,000 B/D              $22.00 Bbl.

For a swap transaction, we receive a fixed price for our production and pay the counter party a floating price based on a market index. For a floor (purchased put), we receive the floor price if the floating price falls below the floor price. Swaps fix the price we receive for production, while floors establish a minimum price.

NATURAL GAS PRODUCTION
----------------------
We anticipate that our third quarter 2001 production will be between 3.0 and 3.3 Bcf (32.6 MMcfd - 35.9 MMcfd) which incorporates a reduction in natural gas volume due to a delay in the mobilization of a drilling rig offshore California and about a month downtime associated with the replacement of the carbon dioxide unit at the Rincon Onshore Separation Facility (ROSF). The estimate also includes two weeks of downtime at the Point Pedernales Field, offshore California due to the replacement of five flanges on the crude oil pipeline. Of this third quarter 2001 volume, approximately 92% will be derived from California and 8% from other U.S. However, weather, unexpected subsurface conditions, and other unforeseen operating hazards may have an adverse impact on our production volumes and better than expected development drilling results or exploration success could have a positive effect.

NATURAL GAS PRICES
------------------
Realized gas prices for the third quarter 2001 are expected to be between $3.00 and $3.30 Mcf based on our assumption regarding the California price differential versus the current NYMEX strip price. In July, the California basis differential narrowed significantly versus the first half 2001. For the third quarter 2001, our realized gas price estimate assumes a more normalized California basis differential.

The price of natural gas is subject to large fluctuations in response to relatively minor changes in the supply of and demand for natural gas, market uncertainty and a variety of additional factors beyond Nuevo's control.

CALIFORNIA NATURAL GAS MARKET VOLATILITY
----------------------------------------
Nuevo continues to work to optimize the use of its gas reserves in a very volatile California gas market. The Company projects that it will produce more natural gas than it will consume in 2001. Beginning in mid-December 2000 and continuing into the first half 2001, Nuevo reduced its gas consumption related to cyclic steaming operations for higher steam-oil ratio (SOR) wells in order to capture robust California spot gas prices. With the recent dramatic decline in California gas prices, Nuevo has restarted its cyclic steaming operations in August, thereby reducing the amount of gas sold in the market. Should these lower California gas prices continue to hold, Nuevo will consider restarting its steam drive operations.

NATURAL GAS HEDGES
------------------
Nuevo does not have any of its natural gas production hedged.

LIQUIDS
-------
We anticipate that our third quarter 2001 production will be between 41,000 and 43,000 barrels (446 and 467 barrels per day). Historically, the estimated realized price for liquids is approximately 80% of the NYMEX WTI price. The same factors that affect our oil and gas production and pricing can also have an effect on the production and pricing of liquids.

THIRD QUARTER 2001 TOTAL PRODUCTION
-----------------------------------
We anticipate that our third quarter 2001 production will be between 4.5 and 4.9 million BOE with 88% crude oil. However, our production volumes are subject to curtailments, delays, and cancellations as a result of a lack of capital or other problems such as: weather, compliance with governmental regulations or price controls, electrical shortages, mechanical difficulties or shortages or delays in the delivery of equipment. Changes to the capital budget (i.e. dollar amount and projects) and exploratory drilling success will also have an impact on production volumes.

2001 TOTAL PRODUCTION
---------------------
We anticipate that total production for 2001 will be between 18.5 and 18.9 MMBOE. This estimate incorporates about three weeks of oil production downtime and about eight weeks of gas production downtime due to the failure of a carbon dioxide treatment vessel at the Rincon Onshore Separation Facility (ROSF) located in Ventura County, California. As of August 11, 2001, the ROSF facility was operational and total production was restored. In addition, this estimate incorporates the shutdown of production at the Point Pedernales Field, offshore California from mid-September to year-end 2001 due to the replacement of five flanges on the crude oil pipeline.

LEASE OPERATING EXPENSE (INCLUDES PRODUCTION AND AD VALOREM TAXES)
------------------------------------------------------------------
Nuevo uses natural gas to generate steam for its thermal production. Due to high California gas costs and a reduction in steam usage which impacted production, first half 2001 LOE averaged $11.09 BOE. We expect the third quarter 2001 LOE to be between $8.20 and $8.90 BOE due to lower California gas prices combined with the restarting of cyclic steaming in August.

DEPRECIATION, DEPLETION AND AMORTIZATION
----------------------------------------
We anticipate that the DD&A rate for the third quarter 2001 will be between $3.65 and $3.90 BOE. Our forecasted DD&A rate has been revised downward based on estimated SEC reserves at June 30, 2001.

EXPLORATION COSTS
-----------------
We caution that this is an inherently difficult expense category to estimate and that this estimate can be volatile due to the number of wells drilled, completed and the success rate in any given quarter and any potential changes to the capital budget. Exploration expenses for the third quarter 2001 should be between $8.0 million and $9.0 million.

GENERAL AND ADMINISTRATIVE EXPENSE
----------------------------------
We anticipate that the G&A rate for the third quarter 2001 will be between $1.75 and $1.85 BOE. The factor that could have the greatest impact on G&A is the mark to market accounting for Nuevo's deferred compensation plan which is based on the price of Nuevo common stock. As a matter of policy, Nuevo accrues target EVA bonuses on a quarterly basis which may not represent actual results at year-end.

INTEREST EXPENSE
----------------
We anticipate that our interest expense for the third quarter 2001 will be between $10.0 million and $11.0 million.

TERM CONVERTIBLE SECURITIES (TECONS) - DIVIDEND EXPENSE
-------------------------------------------------------
We expect our third quarter 2001 TECONS dividend expense to be $1.65 million.

INCOME TAXES
------------
We expect our effective income tax rate for the third quarter 2001 to be 40% (inclusive of applicable federal and state taxes) and our deferred tax ratio to be 92%.

WEIGHTED AVERAGE COMMON AND DILUTIVE POTENTIAL COMMON SHARES OUTSTANDING
------------------------------------------------------------------------
Nuevo repurchases its common shares under a Board authorized share repurchase program. As of June 30, 2001, approximately 7,700 shares remained authorized for repurchase at management's discretion under the existing authorization. On February 12, 2001, the Board authorized the repurchase of an additional 1 million shares of Nuevo common stock. While the Company's policy is not to comment on the status of the share repurchase program until the authorization is exhausted or when quarterly financial statements are published, the weighted average shares shown for these forecast periods are updated for material changes in share balances through the forecast date which includes share repurchases and options in the money. No future anticipated share repurchases are included in the forecast.

CAPITAL EXPENDITURES
--------------------
We expect base capital expenditures for 2001 to be approximately $160 million. This figure does not include deferred acquisition costs, expected to be $8 - $12 million depending on final 2001 production levels and average 2001 field price realizations on certain of our California properties, arising from a contingent payment agreement entered into upon the acquisition of the affected properties, as disclosed in our filings since the acquisition. Pursuant to Generally Accepted Accounting Principles, such payment will be accrued as capital in the fourth quarter once the size of the payment is finally determined. It is expected to be paid in the first quarter 2002.

Depending on the level of drilling success this year, capital expenditures could be increased by approximately $18 million in 2001. Some of the factors impacting the level of capital expenditures include crude oil and natural gas prices as well as the volatility in these prices, the cost and availability of oilfield services, exploratory drilling success, acquisitions and divestitures and the level and availability of external financing.

SFAS NO. 133
------------
Nuevo expects that SFAS No. 133 will primarily increase the volatility of other comprehensive income and results of operations. In general, the amount of volatility will vary with the level of derivative activities during any period. Nuevo will not provide guidance on this item.